THIS SHARE PURCHASE AGREEMENT is made the 1st day of September, 2003,

BETWEEN:

KIM YVONNE ALLAN AND JOHN ANDREW ALLAN,

of 2150 - 28th Street, West Vancouver, B.C.   V7V 4M3

(the "Vendors")

AND:

FIDELITY CAPITAL CONCEPTS LIMITED,

of Suite 2901, 1201 Marinaside Crescent, Vancouver, B.C., V6Z 2V2

(the "Purchaser")

WHEREAS:

A.

The Vendors are the legal and beneficial owners of 100% of the issued and outstanding common shares, being 50 Class A common voting shares and 50 Class B common non-voting common shares, of Kim Allan Silk Corp. (the "KAS Shares"); and

B.

The Vendors have agreed to sell and the Purchaser has agreed to purchase all of the Vendors' right, title and interest in and to the KAS Shares free and clear of all liens, charges and encumbrances on the terms and conditions set forth in this agreement.

NOW THEREFORE WITNESSETH that in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereto covenant and agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

Definitions

1.01

In this Agreement, including the recitals hereto, the following words and phrases shall have the following meanings:

(a)

"Closing" means the completion of the transactions contemplated by this Agreement on the Completion Date;

(b)

"Completion Date" means September 1, 2003 or such other date as may be agreed upon in writing by the parties;

(c)

"Company Act" means the Company Act (British Columbia), as amended from time to time; and

(d)

"KAS" means Kim Allan Silk Corp., a company validly incorporated in the Province of British Columbia;

(e)

"KAS Shares" means 50 Class A common shares and 50 Class B non-voting common shares of KAS owned by the Vendors.

Captions and Section Numbers

1.02

The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Extended Meanings

1.03

The words "hereof", "herein", "hereunder" and similar expressions used in any clause, paragraph or section of this Agreement shall relate to the whole of this Agreement and not to that clause, paragraph or section only, unless otherwise expressly provided.

Number and Gender

1.04

Whenever the singular or masculine or neuter is used in this Agreement, the same shall be construed to mean the plural or feminine or body corporate where the context of this Agreement or the parties hereto so require.

Section References

1.05

Any reference to a particular "article", "section", "subsection" or other subdivision is to the particular article, section or other subdivision of this Agreement.

Governing Law

1.06

This Agreement and all matters arising hereunder shall be governed by, construed and enforced in accordance with the laws of the Province of British Columbia and all disputes arising under this Agreement shall be referred to the Courts of the Province of British Columbia.

Currency

1.07

All sums of money to be paid or calculated pursuant to this Agreement shall be paid or calculated in currency of the United States unless otherwise expressly stated.

ARTICLE 2

PURCHASE AND SALE OF SHARES

Purchase and Sale

2.01

Upon the terms and conditions of this Agreement, at the Closing the Vendors will sell the KAS Shares to the Purchaser free and clear of all liens, charges and encumbrances and the Purchaser will purchase the KAS Shares from the Vendors.

Purchase Price

2.02

The purchase price payable by the Purchaser to the Vendors for the KAS Shares is the sum of US$50,000.00, payable by the issuance of 200,000 common shares of the Purchaser at US$0.25 per share (the "Purchase Price").  The Purchase Price shall be paid to the Vendors in full by delivery of a share certificates registered in each of the Vendors' names for 100,000 shares of the Purchaser on Closing.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE VENDORS

Representations and Warranties

3.01

The Vendors hereby represent and warrant to the Purchaser, with the intent that the Purchaser shall rely thereon in entering into this Agreement and in concluding the transactions contemplated hereby, that to the best of the Vendors' knowledge, information and belief:

(a)

KAS does not have any material outstanding indebtedness or any liabilities or obligations (whether accrued, contingent or otherwise) exceeding $10,000 in the aggregate;

(b)

no person has any agreement or option, present or future, contingent, absolute or capable of becoming an agreement or option or which with the passage of time or the occurrence of any event could become an agreement or option to acquire the KAS Shares;

(c)

the Vendors are the registered holders and beneficial owners of and have good marketable title to the KAS Shares, free and clear of all liens, charges and encumbrances whatsoever;

(d)

the KAS Shares have been duly and validly allotted and issued and are outstanding as a fully paid and non-assessable shares in the capital of KAS;

(e)

the Vendors have good and sufficient right and authority to enter into this Agreement on the terms and conditions herein contained and to transfer the legal and beneficial title of the KAS Shares to the Purchaser;

(f)

assuming this Agreement is a valid, binding and enforceable obligation of the Purchaser and assuming satisfaction or waiver of the conditions precedent in section 4.01 and 4.04, this Agreement shall constitute a valid, binding and enforceable obligation of the Vendors.  On Closing, the Vendors will not be a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by or under which any default would occur as a result of the execution and delivery by the Vendors of this Agreement or the performance by the Vendors of any of the terms hereof; and

(g)

at Closing KAS will not be indebted to the Vendors or any employees or directors of the Vendors or the Vendors' general partner or any affiliate or associate of the Vendors, on any account whatsoever.

Survival

3.02

The representations and warranties contained in section 3.01 shall survive the completion of the transactions contemplated by this Agreement and shall continue in full force and effect for the benefit of the Purchaser until the earlier of three (3) years from the date of this Agreement or dissolution of the Vendors, whichever occurs first, notwithstanding any independent enquiry or investigation by the Purchaser.

ARTICLE 4

CONDITIONS PRECEDENT TO COMPLETION

Conditions Precedent to Obligation of the Purchaser

4.01

The obligation of the Purchaser to carry out the terms and conditions of this Agreement is subject to and conditional upon the fulfilment, on or before the Completion Date, of the following conditions:

(a)

the representations and warranties of the Vendors set out in Article 3 shall be true and correct at and as of the Completion Date as if such representations and warranties were made at and as of the Completion Date;

(b)

the Vendors shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by the Vendors on or before the Completion Date; and

(c)

the Vendors shall have delivered or caused to be delivered to the Purchaser or KAS the documents and other items referred to in Section 5.02.

4.02

The conditions described in section 4.01 are conditions only to the Purchaser being required to complete the transactions contemplated by this Agreement and are not conditions to the existence of a binding agreement.  If the conditions described in section 4.01 have not been satisfied or waived at or prior to the Completion Date, the Purchaser may elect not to complete.

4.03

All of the conditions precedent set out in section 4.01 are for the sole and exclusive benefit of the Purchaser and may be waived, in whole or in part, by notice in writing to the Vendors.  Subject to section 6.02, all such conditions precedent shall merge in the closing documents on Closing.

Conditions Precedent to Obligation of the Vendors

4.04

The obligation of the Vendors to carry out the terms and conditions of this Agreement is subject to and conditional upon the fulfilment, on the Completion Date of the following conditions:

(a)

the Purchaser shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by the Purchaser on or before the Completion Date;

(b)

the Purchaser shall have delivered or caused to be delivered to the Vendors the Purchase Price for the KAS Shares on the Completion Date; and

(c)

the Purchaser shall have delivered or caused to be delivered to the Vendors the documents and other items referred to in section 5.03.

4.05

The conditions described in section 4.04 are conditions only to the Vendors being required to complete the transactions contemplated by this Agreement and are not conditions to the existence of a binding agreement.  If such conditions have not been satisfied or waived at or prior to the Completion Date, the Vendors may elect not to complete.

4.06

All of the conditions precedent set out in section 4.04 are for the sole and exclusive benefit of the Vendors and may be waived, in whole or in part, by notice in writing to the Purchaser.  Subject to section 6.02, all such conditions precedent shall merge in the closing documents on Closing.

ARTICLE 5

CLOSING

Time and Place of Closing

5.01

The purchase and sale of the KAS Shares and the other transactions contemplated by this Agreement shall be completed at 10:00 a.m. (local time in Vancouver, British Columbia) on the Completion Date at the offices of the Purchaser's solicitors, Gerald R. Tuskey, Personal Law Corporation, Suite 1000, 409 Granville Street, Vancouver, British Columbia, V6C 1T2 or at such other time and place as may be agreed to by the parties.

Closing Documents

5.02

At the Closing, the Vendors shall deliver to the Purchaser the following:

(a)

share certificates representing the KAS Shares duly endorsed for transfer to the Purchaser;

(b)

certified resolution of the board of directors of KAS approving sale of the KAS Shares and authorizing transfer to the Purchaser;

(c)

such other documents and instruments that may be necessary to complete the transactions contemplated hereunder.

5.03

At the Closing, the Purchaser shall be deliver or cause to be delivered to the Vendors the Purchase Price for the KAS Shares in accordance with section 2.02.

ARTICLE 6

GENERAL PROVISIONS

Notices

6.01

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, telecopied or mailed postage prepaid addressed as follows:

To the Vendors:

Kim Allan Silk Corp.

2150 - 28th Street

West Vancouver, B.C.

V7V 4M3

Facsimile:  (604)__________

To the Purchaser:

Fidelity Capital Concepts Limited

Suite 2901, 1201 Marinaside Crescent

Vancouver, B.C.

V6Z 2V2

Facsimile:  (604)688-4933

or to such other address as may be given in writing by the parties and shall be deemed to have been received, if delivered by hand, on the date of delivery, if faxed to the fax numbers set out above, on the business day next following the date of transmission and if mailed as aforesaid to the addresses set out above then on the fifth business day following the posting thereof provided that if there shall be between the time of mailing and the actual receipt of the notice a mail strike, slowdown or other labour dispute which might affect the delivery of the notice by the mails, then the notice shall only be effective if actually delivered or faxed to the fax numbers set out above.

Non-Merger

6.02

Notwithstanding the completion of the transactions contemplated by this Agreement, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation, warranty, covenant or agreement) or any investigation made by the Purchaser or the Vendors, the representations, warranties, covenants and agreements of the parties set forth herein shall survive the Completion Date and will remain in full force and effect and shall not be extinguished or merged in any way by the delivery or recording of any deed or any other instrument relating to the KAS Shares or KAS or the completion of the transactions contemplated by this Agreement.

Time of Essence

6.03

Time is hereby expressly made of the essence of this Agreement with respect to the performance by the parties of their respective obligations under this Agreement.

Binding Effect

6.04

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

Entire Agreement

6.05

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous expectations, understandings, communications, representations and agreements whether verbal or written between the parties with respect to the subject matter hereof.

Further Assurances

6.06

Each of the parties hereto hereby covenants and agrees to execute such further and other documents and instruments and do such further and other things as may be necessary or desirable to implement and carry out the intent of this Agreement.

Amendments

6.07

No amendment to this Agreement shall be valid unless it is evidenced by a written agreement executed by all of the parties hereto.

Counterparts

6.08

This Agreement may be executed in counterpart and/or by facsimile.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first above written.

/s/Kim Yvonne Allan

/s/John Andrew Allan

Kim Yvonne Allan

John Andrew Allan

Fidelity Capital Concepts Limited

Per:

/s/Keith Ebert

Authorized Signatory